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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the use in this Registration Statement of our report dated March 26, 1997 with Respect to Note K[2] and K[5] April 3, 1997, relating to the consolidated financial statements of Jazz Photo Corp. and subsidiaries and to the reference to our firm under the captions "Summary Financial Information", "Selected Consolidated Historical Financial Data" and "Experts" in the Prospectus.

Richard A. Eisner & Company, LLP
New York, New York
April 4, 1997